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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JUNE 14, 2001
                                  -------------

                             IMS HEALTH INCORPORATED
             (Exact name of registrant as specified in its charter)



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


  DELAWARE                                  001-14049                                 06-1506026
-------------                 -----------------------------------                 ----------------
(State of                           (Commission File Number)                      (IRS Employer
incorporation)                                                                     Identification No.)


200 Nyala Farms
WESTPORT, CT                                                                    06880
--------------------------------------------                                    -------------
(Address of principal executive offices)                                        (Zip Code)

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                                 (203) 222-4200
                         (Registrant's telephone number,
                              including area code)



          _____________________________N/A____________________________
          (Former name or former address, if changed since last report)


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Items 1-8.  Not Applicable.


Item 9.  REGULATION FD DISCLOSURE.
         ------------------------

Representatives of management of IMS Health Incorporated (the "Company") made an investor presentation at Goldman Sachs' 22nd Annual Healthcare Conference on June 13, 2001. The Conference was well attended by members of the health care investment community. For those who could not attend, presentation slides are currently posted on the Company's website (WWW.IMSHEALTH.COM) and will remain there for a period of time.

Subsequent to the Conference, on June 14, 2001, certain investors and securities analysts requested additional information concerning the Company's disposition in the first quarter of 2001 of IDRAC Holdings Inc. ("IDRAC") as previously disclosed in the Company's Form 10-Q for the quarterly period ended March 31, 2001. The Company sold the stock of IDRAC to a wholly-owned subsidiary of Information Holdings Inc. ("IHI") for aggregate potential consideration of approximately US$ 10.5 million including an initial payment of US$ 5.5 million and a contingent payment of US$ 5 million based on the future performance of IDRAC. In a separate transaction, the Company also granted a nonexclusive perpetual license to IHI to use certain data for aggregate cash consideration of approximately US$ 17 million. Less than 50% of the $17 million in revenue arising from the license transaction was recorded in the first quarter of 2001 pursuant to the revenue recognition requirements of US GAAP.

Had the foregoing transactions not been consummated in the first quarter of 2001, the Company's financial results would nonetheless have fallen within the range of First Call consensus analyst performance expectations.


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                                    SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             IMS HEALTH INCORPORATED


                            By: /S/ JAMES C. MALONE
                               -------------------------------
                            Name:  James C. Malone
                            Title: Chief Financial Officer


Date:  June 15, 2001